POWER OF ATTORNEY

STATE OF:                                    TEXAS
COUNTY OF:                                BEXAR

Know all men by these presents that the undersigned Trustee of USAA MUTUAL FUNDS TRUST, a Delaware statutory trust, (the Trust), constitutes and appoints James G. Whetzel and R. Matthew Freund, and each of them, as her true and lawful attorney-in-fact and agent, with full power of substitution, for her and in her name, place, and stead, in any and all capacities to sign registration statements in her capacity as a Trustee of the Trust on any form or forms filed under the Securities Act of 1933 and the Investment Company Act of 1940 and any and all amendments thereto, with all exhibits, instruments, and other documents necessary or appropriate in connection therewith and to file them with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute, may lawfully do or cause to be done by virtue hereof.

Dawn M. Hawley                                                                                    9-23-14
Trustee                                                                                                                                            Date

On this 23th day of September, 2014, before me, Susan A. Anz, the undersigned Notary Public, personally appeared Dawn M. Hawley, known to me to be the person whose name is subscribed to the above Power of Attorney, and acknowledged that she executed it.

WITNESS my hand and official seal

My Commission Expires:
Notary Public
/S/ Susan A. Anz                                                                 State of Texas
August 18, 2016